UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

reAlpha Tech Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually on October 8, 2025 at 9:00 a.m. Eastern Time.

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

NAME & ADDRESS HERE

The Notice, Proxy Statement, and Annual Report are available at  https://web.viewproxy.com/AIRE/2025

If you want to receive a paper or email copy of these documents, you must request one by following the instructions below on or before September 29, 2025 to facilitate timely delivery. There is no charge to you for requesting a copy.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are outlined in this Notice.

You must use the 11-digit Virtual Control Number located in the box to attend the Annual Meeting virtually, to vote via Internet, or to request proxy materials.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.

To the Stockholders of reAlpha Tech Corp.:

The 2025 Annual Meeting of Stockholders of reAlpha Tech Corp. will be held virtually on October 8, 2025 at 9:00 a.m. Eastern Time.

As a Registered Holder, you may vote your shares at the Annual Meeting of Stockholders by first registering at https://web.viewproxy.com/AIRE/2025 and then using your Virtual Control Number below. Your registration must be received by 11:59 p.m. Eastern Time on October 4, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you will log in using the password you received via email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. For further instructions on how to attend and vote at the Annual Meeting of Stockholders, please see “How can I attend the Annual Meeting?” and “How do I vote?” in the “About the Meeting: Questions and Answers” section of the Proxy Statement.

The Board recommends a vote “FOR ALL” nominees listed in Proposal 1 and “FOR” each Proposal.

1.	The election of five members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified (“Proposal 1”). (1) Giri Devanur (2) Dimitrios Angelis (3) Brian Cole (4) Monaz Karkaria (5) Balaji Swaminathan	4.

For purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon exercise of: (i) series A-1 warrants of the Company having an original exercise price of $0.15 per share; (ii) series A-2 warrants of the Company having an original exercise price of $0.15 per share; and (iii) the placement agent warrants of the Company having an original exercise price of $0.1875 per share, in each case as issued pursuant to that certain securities purchase agreement dated July 16, 2025 (the “Nasdaq 20% Issuance Proposal” or “Proposal 4”).

2.	The ratification of the appointment of GBQ Partners, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”).	5.

An amendment to the 2022 Equity Incentive Plan (as amended from time to time, the “2022 Plan”), in the form attached to the proxy statement as Annex B, for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan (“2022 Plan Evergreen Proposal” or “Proposal 5”).

3.

 An amendment to our Second Amended and Restated Certificate of Incorporation, as amended, in the form attached to the proxy statement as Annex A, to, at the discretion of our board of directors, effect a reverse stock split of our issued and outstanding shares of common stock, at any time prior to the one-year anniversary date of the approval by the stockholders of such proposal at a ratio ranging from one-for-seven (1:7) to one-for-twenty-five (1:25), with the exact ratio to be set within that range at the discretion of the board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal” or “Proposal 3”).

		6.

The proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal and/or the Nasdaq 20% Issuance Proposal (the “Adjournment Proposal” or “Proposal 6”).

		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this Annual Meeting and future meetings may be requested by one of the following methods:

Internet Go to https://web.viewproxy.com/AIRE/2025 Have the 11-digit Virtual Control Number available when you access the website and follow the instructions.

    E-Mail

By e-mail at: requests@viewproxy.com

*   If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit Virtual Control Number in the subject line. No other requests, instructions, or other inquiries should be included within this email request.

Telephone Call 1-877-777-2857 Toll Free

VOTING METHODS

Via Internet prior to the Annual Meeting:

Go to www.AALvote.com/AIRE

Have your 11-digit Virtual Control Number available and follow the prompts.

•   Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card.

Via Internet during the Annual Meeting:

Go to www.AALvote.com/AIRE

Have your 11-digit Virtual Control Number available and follow the prompts.